GuideStone Funds

Item 77C: Submission of Matters to a Vote of Security
Holders

Written consent of GuideStone Financial Resources of the Southern Baptist Convention, a majority shareholder of each series of GuideStone Funds, is incorporated herein by reference to the Definitive Information Statement on form
DEF 14C (No. 811-10263) filed with the U.S. Securities and
Exchange Commission (the "SEC") on April 20, 2007.